Exhibit 1.1
KeyCorp
Senior Medium-Term Notes, Series K
Subordinated Medium-Term Notes, Series L
Due Nine Months or More From Date of Issue
DISTRIBUTION AGREEMENT

J.P. MORGAN SECURITIES LLC	June 13, 2011
383 Madison Ave.
New York, New York 10179
AND EACH OF THE OTHER AGENTS LISTED
ON SCHEDULE I HERETO
Ladies and Gentlemen:
     KeyCorp, an Ohio corporation (the “Company”), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of its Senior Medium-Term Notes, Series K and Subordinated Medium-Term Notes, Series L Due Nine Months or More From Date of Issue (the “Notes”) pursuant to the registration statement referred to below, upon notice to each of you (individually, an “Agent,” and collectively, the “Agents,” which term shall include any additional agents appointed pursuant to Section 13 hereof) and the Trustees (defined below) as set forth in this Agreement. The Notes may be issued as senior indebtedness (the “Senior Notes”) or as subordinated indebtedness (the “Subordinated Notes”) of the Company. The Senior Notes will be issued under an indenture, dated as of June 10, 1994 (as the same may be supplemented or amended from time to time, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as Trustee (the “Senior Trustee”), and the Subordinated Notes will be issued under an indenture, dated as of June 10, 1994 (as the same may be supplemented or amended from time to time, the “Subordinated Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as Trustee (the “Subordinated Trustee”). The Senior Indenture and Subordinated Indenture are herein sometimes collectively referred to individually as an “Indenture” and collectively as “Indentures” and the Senior Trustee and Subordinated Trustee are herein sometimes collectively referred to individually as a “Trustee” and collectively as the “Trustees.” Wherever the terms “Indenture” and “Trustee” are used with respect to a specific issuance of Notes they shall mean the Senior Indenture and Senior Trustee, in the case of an issuance of unsecured and unsubordinated Notes, and the Subordinated Indenture and Subordinated Trustee, in the case of an issuance of unsecured and subordinated Notes. The Notes shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the supplement to the Basic Prospectus referred to below. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture. This Agreement replaces and supersedes the Distribution Agreement dated June 20, 2008 between the Company and the Agents (as such term is defined therein).
     On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Notes directly to investors (other than broker-dealers, except as provided in Section 2(a)) on its own behalf, the Company hereby (i) appoints the Agents as the agents of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to any Agent as principal, it will enter into a terms agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an oral agreement confirmed in writing or any exchange of any standard form of written telecommunication between you and the Company) or other separate agreement to which you and the Company shall otherwise agree, relating to such sale in accordance with the provisions of Section 2(b) hereof (any such terms agreement or other separate agreement to which you and the Company shall otherwise agree shall hereinafter be referred to as a “Terms Agreement”).
     The Company has prepared and filed a registration statement on Form S-3 ASR (No. 333-174865), including a prospectus, relating to the Notes, with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the Basic Prospectus included in the

Registration Statement that will describe certain terms of the Notes. The Registration Statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is hereinafter referred to as the “Registration Statement” and the prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus as supplemented by the prospectus supplement or supplements (each, a “Prospectus Supplement”) specifically relating to the Notes, including a Pricing Supplement (as defined below), in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the “Prospectus” (including any information included in such Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Act (the “Rule 430B Information”)). Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a “preliminary prospectus”) or any Prospectus Supplement previously filed with the Commission or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Basic Prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a “Pricing Supplement”), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus, Prospectus Supplement or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.
     1. Representations. The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date (as hereinafter defined), as of each date on which you solicit offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):
     (a) (1) The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; (2) the Company meets the requirements for use of an automatically effective shelf registration statement on Form S-3 under the Securities Act and has not been notified by the Commission of any objection to the use of the automatic shelf registration statement on Form S-3; and (3) other than any preliminary prospectus, the Prospectus, and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy any Notes (each such communication by the Company or its agents and representatives being referred to herein as an “Issuer Free Writing Prospectus”) other than, in respect of any particular issue of Notes, (i) a term sheet agreed between the Company and the relevant Agents containing solely a description of the offered Notes (a “Term Sheet”) and (ii) any written communication approved in writing in advance by the relevant Agents (each such document being referred to in clauses (i) and (ii) herein as a “Specified Issuer Free Writing Prospectus”).
     (b) (1)(i) At the respective times the Registration Statement and each amendment thereto became effective, including at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act and at the Time of Delivery, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); (ii) the Basic Prospectus and the Prospectus complied when filed with the Commission in all material respects with the rules and regulations under the Securities Act and the Trust Indenture Act; and (iii) each Prospectus Supplement and Specified Issuer Free Writing Prospectus, if any, complied in all material respects with the Securities Act and has been filed or will be filed in accordance with the Securities Act (to the extent required thereby); and (2) (i) at the respective times the Registration Statement and each amendment thereto became effective, including at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, and at the Commencement Date, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of any date on which the Company accepts an offer to purchase Notes (the “Initial Sale Time”) and as of the time and date set forth in the Terms Agreement relating to an issue of Notes or, when not otherwise agreed to between the Company and the applicable Agents, the time and date when an Agent first conveys to purchasers the pricing terms of an issue of Notes set forth in the applicable Specified Issuer Free Writing Prospectus (the “Applicable Time”), the Basic Prospectus, the Prospectus Supplements and the applicable Specified Issuer Free Writing Prospectus(es), if any, all considered together (collectively, the “General Disclosure Package”) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) of its date and at the Time of Delivery, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for use in connection with the preparation of the Registration Statement, the General Disclosure Package and such Prospectus.
     (c) The documents incorporated by reference in the Basic Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, comply, or will comply, as the case may be, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Basic Prospectus and the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act, and (iv) at the Initial Sale Time, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay any fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.
     (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act of the Securities and (ii) as of the Initial Sale Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Specified Issuer Free Writing Prospectus and the Term Sheet does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Specified Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.

     (g) The financial statements and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.
     (h) (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries; (ii) KeyBank National Association (“KeyBank”), its national bank subsidiary, is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; each of its other significant subsidiaries, as defined in Regulation S-X (the “Significant Subsidiaries”), is duly organized and validly existing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to conduct its business; and (iii) all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (except, with respect to any subsidiary that is a national bank, as provided by Section 55 of Title 12 of the United States Code).
     (i) Each of this Agreement and any applicable Terms Agreement has been or will be duly authorized, executed and delivered by the Company.
     (j) The Notes have been or will be duly authorized and established in conformity with the provisions of the relevant Indenture and any applicable Terms Agreement, and, when issued and delivered in accordance with the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement, will have been duly executed, issued and delivered by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits provided by the Indentures, the Indentures have been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitute valid and binding instruments enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indentures conform, and the Notes of any particular issuance of Notes will conform in all material respects, to the summary descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus, as amended or supplemented to relate to such issuance of Notes.
     (k) The execution and delivery by the Company of this Agreement, the Notes, the Indentures and any applicable Terms Agreement, the issue and sale of the Notes and the performance by the Company of all of its obligations under this Agreement, the Notes, the Indentures and any Terms Agreement, does not require any consent, approval, authorization or order of any court or governmental agency, that has not been obtained or as may be required under state blue sky laws, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action contravene or result in any violation of the provisions of the Amended and Restated Articles of Incorporation or the Regulations of the Company or any applicable statute, rule or regulation or to the best of its knowledge, any order of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties.

     (l) To the knowledge of the Company and except as set forth in the Prospectus, there is no threatened action, suit or proceeding that could reasonably be expected to result in any material adverse change in the condition (financial or other), business or results of operations of the Company and its subsidiaries, or could reasonably be expected to materially and adversely affect the properties or assets thereof.
     (m) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change in the condition (financial or other), business or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.
     (n) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (o) Immediately after any sale of Notes by the Company hereunder or under any applicable Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any securities of the Company (other than the Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement.
     (p) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (q) To the best knowledge of the Company, the operations of the Company and its subsidiaries are currently in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (r) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (s) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

     (t) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15e and 15d-15e under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer; and the Company has utilized such controls and procedures in preparing and evaluating the disclosures in the General Disclosure Package and the Prospectus.
     (u) There is and has been no failure on the part of the Company and to the best of its knowledge any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
     2. Solicitations as Agent; Purchases as Principal. (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the General Disclosure Package and the Prospectus. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, Notes or any other debt securities with a maturity at the time of original issuance of 9 months or more except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Notes directly on its own behalf to investors (other than broker-dealers, except to the extent set forth in the next succeeding sentence). The Company may also sell Notes to an Agent acting as principal for its own account or for resale to one or more investors. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent without amending this Agreement to appoint such agent an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and without giving the Agents prior notice of such appointment; except, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, only if, (i) such agent is engaged on terms substantially similar (including the same commission schedule as set forth herein) to the applicable terms of this Agreement (without being required to become a party hereto) and (ii) the Agents are given notice of such purchase promptly, in each case after the purchase is agreed to.
     The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day’s prior notice from the Company, each Agent will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed.
     Each purchase of Notes shall be (i) at a discount from the principal amount of such Notes as agreed between the Company and such Agent or (ii) as otherwise agreed between the Company and such Agent.
     The Agents are authorized to solicit offers to purchase Notes only in the principal amount of $1,000 (or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in the applicable foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency). Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Notes, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Notes sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

     (b) Purchase as Principal. Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent.
     The commitment of any Agent to purchase Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties (made or deemed to have been made as of the date of the Terms Agreement and as of the Time of Delivery (as defined below)) of the Company herein contained and shall be subject to the terms and conditions set forth herein and in the applicable Terms Agreement. Each Terms Agreement by an Agent to purchase Notes as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes, the maturity date of such Notes, the interest rate or interest rate basis, if any, applicable to such Notes, any other terms of such Notes, the time and date and place of delivery of and payment for such Notes (the time and date of any and each such delivery and payment, the “Time of Delivery”), any provisions relating to rights of underwriters acting together with such Agent in the reoffering of Notes, and, except as otherwise indicated in such Terms Agreement, shall require the delivery of opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures.
     Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers or to investors and other purchasers. Any such sales to other dealers may be at a discount, which shall not exceed the amount set forth in the Pricing Supplement relating to such Notes. Any such sales to investors and other purchasers may be at prevailing market prices, or prices related thereto at the time of such resale, at negotiated prices or otherwise, as determined by the Agent.
     If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Time of Delivery to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period; then:
     (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents at the Time of Delivery, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bear to the purchase obligations of all nondefaulting Agents; or
     (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents at the Time of Delivery, such agreement shall terminate without liability on the part of any nondefaulting Agent.
     No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. Any such defaulting Agent shall reimburse the Company, within 15 days of the receipt by such defaulting Agent of an invoice from the Company, for any duly documented reasonable expenses incurred by the Company as a result of the default by such defaulting Agent. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the rights to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.
     (c) Obligations Several. The Company acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.
     (d) Administrative Procedures. The Agents and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the

“Administrative Procedures”) attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.
     3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) or as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Company shall be delivered to the Agents at the offices of Jones Day, 222 East 41st Street, New York, New York, at 11:00 A.M., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or the first date on which the Company accepts an offer by any Agent to purchase Notes as principal (such time and date being referred to herein as the “Commencement Date”).
     4. Covenants of the Company. The Company covenants and agrees with each Agent: (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement which shall be reasonably disapproved by any Agent after reasonable opportunity to comment thereon, provided, however, that the foregoing shall not apply to any of the Company’s periodic filings with the Commission described in subsection (iii) below, copies of which filings the Company will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; (ii) subject to the foregoing clause (i), (A) promptly to cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act, (B) to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement in accordance with Rule 424(b) under the Securities Act, and (C) if agreed between the Company and such Agent, to prepare a Term Sheet, to file such Term Sheet in accordance with Rule 433(d) and promptly to file all material required to be filed by the Company with the Commission pursuant to Rule 433(d); and (iii) promptly to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes. The Company will promptly advise each Agent (A) of the filing of any amendment or supplement to the Prospectus or any amendment to the Registration Statement and of the effectiveness of any such amendment to the Registration Statement; (B) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus, a Prospectus Supplement or any document filed pursuant to the Exchange Act that is incorporated by reference in the Prospectus; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement; of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus; and (D) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose. The Company agrees to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending any such qualification and, if issued, to use every reasonable effort to obtain the lifting thereof at the earliest possible moment. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.
     (b) To use its reasonable best efforts to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Agents) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as such Agent may reasonably designate; provided, however, that the Company shall not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

     (c) To furnish each Agent and counsel to the Agents, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (d) below, to furnish each Agent as many copies of the General Disclosure package and the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request.
     (d) If at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event shall occur as a result of which, in the opinion of counsel for the Agents or counsel for the Company, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or, if in the opinion of either such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the requirements of the Securities Act, or if at any time following the issuance of an Issuer Free Writing Prospectus, any event shall occur or condition exist as a result of which such Issuer Free Writing Prospectus conflicted or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances at that subsequent time, not misleading, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (i) in its capacity as agent of the Company, to suspend solicitation of offers to purchase Notes from the Company (and, if so notified, such Agent shall cease such solicitations and cease using the Prospectus as soon as practicable, but in any event not later than one business day later); and (ii) to cease sales of any Notes such Agent may then own as principal. If the Company shall decide to amend or supplement the Registration Statement, the Prospectus or the Issuer Free Writing Prospectus, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the Prospectus or the Issuer Free Writing Prospectus, reasonably satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as you may reasonably request. Notwithstanding the foregoing, if there is incorrect information in the written information furnished by the Agent or Agents to the Company for use in the Prospectus and if such Prospectus is required to be reprinted, then the expense of reprinting such Prospectus shall be borne, severally, by the Agent or Agents who shall have furnished such incorrect information. If any such amendment or supplement and any documents and certificates furnished to the Agents pursuant to Section 4(e) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Registration Statement, the Prospectus or Issuer Free Writing Prospectus, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 4(d), until the distribution of any Notes any Agent may own as principal has been completed or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a prospectus in respect of a transaction in the Notes, if any event described in this Section 4(d) occurs the Company will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, satisfactory in all respects to such Agent, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Section 4(e) such documents and certificates as it may request in connection with the preparation and filing of such amendment or supplement.
     (e) To furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the General Disclosure Package, the Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.
     (f) To suspend solicitation of purchases of the Notes, and to notify the Agents promptly in writing of such suspension, upon receiving notice from any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any of the securities of, or guaranteed by, the Company.
     (g) To make generally available to its security holders (as defined in Rule 158 under the Securities Act) and to such Agent as soon as practicable but not later than 45 days after the close of each the first three fiscal quarters of each fiscal year and 90 days after the close of each fiscal year, earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering periods of at least 12 months beginning in each case with the first day of the fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement with respect to each sale of Notes.
     (h) So long as any Notes are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to holders of the Notes and copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and all material reports or other communications (financial or other) furnished to or filed with any national securities exchange on which any class of securities of the Company is listed.
     (i) That, from the date of any applicable Terms Agreement with such Agent or other agreement by such Agent to purchase Notes as principal with a maturity of one year or longer and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are denominated in the same currency as such Notes and with a maturity of one year or longer, without the prior written consent of such Agent.
     5. Costs and Expenses. The Company covenants and agrees with each Agent that the Company will, whether or not any sale of Notes is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes; (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the General Disclosure Package, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto); (iii) the fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel; (iv) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including fees of counsel for the Agents (or such Agent) and their disbursements); (v) in connection with the listing of the Notes on any stock exchange; (vi) related to any filing with the Financial Industry Regulatory Authority, Inc.; (vii) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement, the General Disclosure Package and the Prospectus, including mailing and shipping, as herein provided; (viii) payable to rating agencies in connection with the rating of the Notes; (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder; and (x) any advertising and out-of-pocket expenses incurred by the Agents.
     6. Conditions. The obligation of any Agent, as agent of the Company, at any time (“Solicitation Time”) to solicit offers to purchase the Notes, the obligation of any Agent to purchase Notes as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Notes shall in each case be subject: (1) to the condition that all representations and warranties of the Company herein and all statements of officers of the Company made in any certificate furnished pursuant to the provisions hereof are accurate (i) in the case of an Agent’s obligation to solicit offers to purchase Notes, at and as of such Solicitation Time and (ii) in the case of any Agent’s or any other purchaser’s obligation to purchase Notes, at and as of the time the Company accepts the offer to purchase such Notes and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified:
     (a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be:
     (i) the Prospectus as amended or supplemented (including, if applicable, the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;
     (iii) there shall not have occurred any change or any development in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the applicable Agent, materially impairs the investment quality of the Notes; and
     (iv) (A) trading generally shall not have been suspended on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities shall not have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction; (B) trading in any securities of the Company shall not have been suspended by the Commission or a national securities exchange or in any over-the-counter market; (C) any major disruption of settlements of securities shall not have occurred and a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities; or (D) there shall not have occurred any outbreak or escalation of hostilities in which the United States is involved, a declaration of war by Congress, any major act of terrorism against the United States, any other substantial national or international calamity or crisis or any other event or occurrence of a similar character if, in the judgment of such Agent or Agents or of such other purchaser, the effect of any such outbreak, escalation, declaration, calamity or other event or occurrence makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus as amended or supplemented at the Solicitation Time or at the time such offer to purchase was made. Promptly after the determination by any such Agent or other purchaser that it is impractical or inadvisable to market the Notes, such Agent or other purchaser shall notify the Company of such determination in writing; but the omission so to notify the Company shall not act to modify the rights of the Agent or other purchaser under this Section 6(a)(iv)(A).
     (b) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the General Counsel, the Managing Counsel or Senior Counsel to the Company and/or Squire, Sanders & Dempsey (US) LLP, Counsel to the Company, as indicated in the applicable Prospectus Supplement shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:
     (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of Ohio and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; KeyBank is a duly organized and validly existing national banking association under the laws of the United States and continues to hold a valid certificate to do business as such; each of the Company and KeyBank has full corporate power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package (if applicable) and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of KeyBank has been duly authorized and validly issued, is fully paid and non-assessable (exceptions to be specified) and (except as otherwise stated in the Registration Statement) is owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.
     (ii) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

     (iii) The Notes conform in all material respects to the description thereof contained or incorporated by reference in the General Disclosure Package (if applicable), the Prospectus and the applicable prospectus supplement, and such description conforms in all material respects to the rights set forth in the instruments defining the same.
     (iv) The Notes have been duly and validly authorized and, when executed, authenticated and delivered in accordance with the terms of the applicable Indenture and issued to and paid for by any purchaser of Notes sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement or other agreement, will be entitled to the benefits of such applicable Indenture and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (v) Each of the Senior Indenture and the Subordinated Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indentures have been duly qualified under the Trust Indenture Act.
     (vi) The issue and sale of the Notes and the execution and delivery by the Company of the Notes, the Indentures, this Agreement and any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Notes as principal and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company or any subsidiary of the Company is a party or by which it or any of them are bound or to which any of the property or assets of the Company or any its subsidiaries is subject and that is material to the Company and its subsidiaries, taken as a whole, the Company’s Articles of Incorporation or Regulations, or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Company.
     (vii) No consent, approval, authorization, order, registration or qualification of or filing with any court or governmental agency or body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Notes as principal, or the Indentures, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with offers and sales of the Notes from the Company and with purchases of Notes.
     (viii) The Registration Statement is effective under the Securities Act; any required amendment or supplement to each prospectus relating to the offered Notes (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.
     (ix) Such counsel is of the opinion ascribed to it in the Prospectus Supplement under the caption “Material United States Tax Considerations,” if any.
     (x) Such counsel (A) is of the opinion that at the time the Registration Statement, including without limitation the Rule 430B Information, became effective or is deemed effective, and at the date such opinion is delivered, the Registration Statement and the Prospectus, and at the time they were filed, each document incorporated by reference therein (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other financial and statistical data set forth or referred to therein or in any document incorporated by reference therein or any exhibits thereto, and the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit thereto, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the respective rules thereunder;

(B) has no reason to believe that (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other financial and statistical data set forth or referred to therein or in any document incorporated by reference therein or any exhibits thereto, and the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit thereto, as to which we express no opinion) the Registration Statement, including without limitation the Rule 430B Information, as of its effective date and each deemed effective date, and if an amendment to the Registration Statement or to any document incorporated by reference therein has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, at the time of the most recent such filing, and at date such opinion is delivered, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (C) has no reason to believe that (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other financial and statistical data set forth or referred to therein or in any document incorporated by reference therein or any exhibits thereto, and the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit thereto, as to which we express no opinion) the Prospectus, as amended or supplemented, as of its date, at the Commencement Date and the Time of Delivery, contained or contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (D) has no reason to believe that the General Disclosure Package (if applicable), as of the Applicable Time, contained an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (E) does not know of any amendment to the Registration Statement required to be filed which is not filed as required; provided that in the case of an opinion delivered on the Commencement Date (other than in connection with a Terms Agreement), the opinion and beliefs set forth in clauses (A), (C) and (D) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.
     Such opinion or opinions shall be to such further effect with respect to other legal matters relating to this Agreement, and the sale of the Notes, pursuant to this Agreement as counsel for the Agents may reasonably request. Such opinion or opinions shall be limited New York, Ohio and federal law and, if applicable, the law of the state of incorporation of any other Significant Subsidiaries. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions in which such counsel is not qualified and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Agents, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, KeyBank and the Significant Subsidiaries and certificates of public officials.
     In rendering their opinion, such counsel may rely upon the opinion of Jones Day referred to below as to any matters governed by New York law covered therein.
     (c) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Jones Day, counsel to the Agents, shall have furnished to the relevant Agent or Agents such opinion or opinions dated the Commencement Date or Time of Delivery, as the case may be with respect to the incorporation of the Company, the validity of the Indenture, the Notes, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent or Agents may reasonably request, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (d) (i) On the Commencement Date, the Company’s independent certified public accountants that have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents a letter, dated the Commencement Date, to the effect set forth in Exhibit C hereto, and (ii) in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the relevant pricing date, the Company’s independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents

(A) a “comfort letter,” dated the relevant pricing date, to the effect set forth in Exhibit C hereto and (B) a customary “bring-down” of such comfort letter, dated as of the Time of Delivery.
     (e) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the relevant Agent or Agents shall have received from the Company a certificate or certificates signed by the Chairman of the Board, the President or an Executive Vice President, and by the principal financial or accounting officer, dated the Commencement Date or Time of Delivery, as the case may be, to the effect that, to the best of their knowledge based upon reasonable investigation (1) the representations and warranties of the Company contained herein are true and correct on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date, and the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be, and (2) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission.
     (f) On the Commencement Date and at each Time of Delivery, the Company shall have furnished to the relevant Agent or Agents such further certificates and documents as such Agent or Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the relevant Agent or Agents. The Company will furnish the relevant Agent or Agents with such conformed copies of such opinions, certificates, letters and other documents as the relevant Agent or Agents shall reasonably request.
     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, the General Disclosure Package, the Prospectus or any amendment thereof or supplement thereto or any Specified Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.
     (b) Each Agent severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, the General Disclosure Package, the Prospectus or any amendment thereof or supplement thereto or any Specified Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties (and the reasonable fees and expenses of one such separate counsel shall be paid by the indemnifying party). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party.
     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such losses, claims, damages or liabilities relate or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes to which such losses, claims, damages or liabilities relate (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by the Agents from the purchase and resale, or underwriting, of such Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount of the commissions at which the Notes underwritten by it and distributed to the public to which such losses, claims, damages or liabilities relate were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute shall be several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act; and the obligations of the Agents under this Section 7 shall be in addition to any liability that the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.
     8. Termination. (a) This Agreement may be terminated at any time (i) by the Company with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the discretion of the Agent or Agents that are parties thereto by notice given to the Company prior to the payment for any Note to be purchased thereunder, if at or prior to such time any of the conditions specified in Section 6(a) hereof shall not have been satisfied. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of Section 2(a), Section 2(c), the last sentence of Section 4(d) and Sections 4(g), 4(h), 5, 7, 9, 10, 12 and 17 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the Time of Delivery to the purchaser or its agent of such Notes has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(e), 4(i) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of the last sentence of Section 4(d) and Sections 2(b), 2(d), 4(a), 4(b), 4(e), 4(h) through 4(i), 5, 6, 7, 9, 10, 12 and 17 (which shall have been incorporated by reference in such Terms Agreement) shall survive.
     (b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent’s obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Notes.
     9. Position of the Agents. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.
     10. Representations and Agreements to Survive. The respective indemnities and contribution agreements, representations, warranties and agreements of the Company herein or certificates of its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.
     11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid) or by telecopier. Communications to the Company will be sent to 127 Public Square, Cleveland, Ohio 44114, Attention: Secretary and General Counsel (Telephone Number: 216-689-6300; Facsimile Number: 216-689-4121) with a copy to: the Associate General Counsel — Securities (Facsimile Number: 216-689-5372). Communications to the Agents will be sent to the notice address(es) specified on Schedule I hereto or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11.
     12. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Notes, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.
     13. No fiduciary duty. The Company hereby acknowledges that (a) any purchase and sale of Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which any of them may be acting, on the other, (b) the Agents are not acting as fiduciaries of the Company and (c) the Company’s engagement of the Agents in connection with any offering hereunder and the process leading up to any offering hereunder is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with any offering hereunder (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with this Agreement or any of the transactions contemplated hereby or the process leading to any offering hereunder.
     14. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent.
     15. Additional Agents. The Company may from time to time appoint one or more additional Agents hereunder; provided that such additional Agent shall have delivered to the Company a letter and the Company shall have delivered to such additional Agent a confirmation substantially in the form of Exhibit D hereto, whereupon, such additional Agent shall be subject to the terms and conditions hereof and shall assume the rights and obligations of each Agent hereunder.
     16. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term “business day” shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are generally required or authorized by law or executive order to close.
     17. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.
     18. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.
     19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     If the foregoing is in accordance with your understanding, please sign and return to us three counter-parts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Very truly yours, KeyCorp
By:	/s/ Joseph M. Vayda
	Name:	Joseph M. Vayda
	Title:	Treasurer
[Signature Page to Distribution Agreement (KeyCorp)]

Accepted in New York, New York, as of the date first above written: J.P. MORGAN SECURITIES LLC
By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

Accepted in New York, New York, as of the date first above written: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Joseph A. Crowley
	Name:	Joseph A. Crowley
	Title:	Director

Accepted in New York, New York, as of the date first above written: BARCLAYS CAPITAL INC.
By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

Accepted in New York, New York, as of the date first above written: CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

Accepted in New York, New York, as of the date first above written: CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Sharon Harrison
	Name:	Sharon Harrison
	Title:	Director

Accepted in New York, New York, as of the date first above written: DEUTSCHE BANK SECURITIES INC.
By:	/s/ Saurabh Monga
	Name:	Saurabh Monga
	Title:	Director

Accepted in New York, New York, as of the date first above written: DEUTSCHE BANK SECURITIES INC.
By:	/s/ Anguel Zaprianov
	Name:	Anguel Zaprianov
Title: Managing Director

Accepted in New York, New York, as of the date first above written: GOLDMAN, SACHS & CO.
By:	/s/ Goldman, Sachs & Co.
	Name:	Goldman, Sachs & Co.
Title: Authorized Signatory

Accepted in New York, New York, as of the date first above written: KEEFE, BRUYETTE & WOODS, INC.
By:	/s/ Dennis P. O’Rourke
	Name:	Dennis P. O’Rourke
	Title:	Managing Director

Accepted in New York, New York, as of the date first above written: KEYBANC CAPITAL MARKETS INC.
By:	/s/ Gary E. Andrews
	Name:	Gary E. Andrews
	Title:	Managing Director

Accepted in New York, New York, as of the date first above written: MORGAN STANLEY & CO. LLC
By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Accepted in New York, New York, as of the date first above written: RBS SECURITIES INC.
By:	/s/ John J. McCabe
	Name:	John J. McCabe
	Title:	Managing Director

Accepted in New York, New York, as of the date first above written: SANDLER O’NEILL & PARTNERS, L.P.
By:	Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Robert A. Kleinert
	Name:	Robert A. Kleinert
	Title:	An Officer of the Corporation

Accepted in New York, New York, as of the date first above written: UBS SECURITIES LLC
By:	/s/ Scott Yeager
	Name:	Scott Yeager
	Title:	Managing Director

By:	/s/ Anna Kawa
	Name:	Anna Kawa
	Title:	Director

Accepted in New York, New York, as of the date first above written: WELLS FARGO SECURITIES, LLC
By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

SCHEDULE I

Agent	Address for Notices
J.P. Morgan Securities LLC	383 Madison Avenue
New York, New York 10179
Attn: High Grade Syndicate Desk — 3rd Floor
Tel: (212) 834-5724
Fax: (212) 834-6081

Barclays Capital Inc.	745 Seventh Avenue
New York, New York 10019
Attn: Syndicate Registration
Tel: (212) 526-0015
Fax: 1 (646) 834-8133

Citigroup Global Markets Inc.	388 Greenwich Street
New York, New York 10013
Attn: Medium-Term Note Department
Tel: (212) 816-5831
Fax: (212) 816-0949

Credit Suisse Securities (USA) LLC	Eleven Madison Avenue
New York, New York 10010
Attn: Short and Medium Term Finance
Tel: (212) 325-7198
Fax: (212) 743-5825

Deutsche Bank Securities Inc.	60 Wall Street
New York, New York 10005
Attn: Debt Capital Markets Syndicate Desk
Tel: (212) 250-6801
Fax: (212) 469-7875

Goldman, Sachs & Co.	200 West Street
New York, New York 10282
Attn: Registration Department
Tel: (866) 471-2526

Keefe, Bruyette & Woods, Inc.	787 Seventh Avenue
New York, NY 10019
Attn: Debt Capital Markets Group
Tel: (212) 887-4742
Fax: (212) 582-1592

Agent	Address for Notices
KeyBanc Capital Markets Inc.	127 Public Square
Cleveland, Ohio 44114-2603
Attn: Audrey Saccardi
Tel: (216) 689-3567
Fax: (216) 689-0976

Merrill Lynch, Pierce, Fenner & Smith Incorporated	One Bryant Park
New York, New York 10036
Attn: High Grade DCM Transaction Management/Legal
Tel: (646) 855-0742
Fax: (704) 264-2522

Morgan Stanley & Co. LLC	1585 Broadway
New York, New York 10036
Attn: Continuously Offered Products
Tel: (212) 761-2825
Fax: (212) 507-2409

RBS Securities Inc.	600 Washington Boulevard
Stamford, CT 06901
Attn: Debt Capital Markets Syndicate
Tel: (203) 873-4534
Fax: (203) 897-6166

Sandler O’Neill & Partners, L.P.	919 Third Avenue, 6th Floor
New York, New York 10022
Attn: Syndicate Department
Tel: (212) 466-7806
Fax: (212) 466-7991

UBS Securities LLC	677 Washington Boulevard
Stamford, Connecticut 06901
Attn: Fixed Income Syndicate
Tel: (203) 719-1088
Fax: (203) 719-0495

Wells Fargo Securities, LLC	301 S. College Street, 6th Floor
Charlotte, NC 28202
Attn: Transaction Management
Tel: (704) 715-0541
Fax: (704) 383-9165

EXHIBIT A
Form of Terms Agreement
KeyCorp
(An Ohio corporation)
[Senior Medium-Term Notes, Series [___]]
[Subordinated Medium-Term Notes, Series [___]]
TERMS AGREEMENT
                         , 20[ ]
Attention:
     Re: Distribution Agreement dated June [___], 2011 (the “Distribution Agreement”)
Subject to the Distribution Agreement, [the undersigned agrees to purchase the following principal amount of Notes:
$                     ]
     [each of the undersigned purchasers agree severally and not jointly to purchase from you your Medium-Term Notes, in each case in the principal amount set forth below opposite such purchaser’s name, on the terms set forth in this Terms Agreement:

Principal Amount
Name	of Notes
[Agent]	$ [ ]
[Agent]	$ [ ]
[Agent]	$ [ ]
Total	$[ ]]

Title:

Principal Amount:

Specified Currency:

[Initial Public Offering Price:

[Initial]* Interest Rate:

[Index Maturity:]*

[Interest Rate Basis:]*

[Maximum Interest Rate:]*

[Minimum Interest Rate:]*

[ Interest Determination Dates:]*

[Interest Reset Dates:]*

[Interest Payment Dates:

Maturity Date:]

[Spread:]*

[Spread Multiplier:]*

[Interest Period:]*

[Regular Record Date (if other
than the fifteenth calendar day
preceding each Interest Payment Date):]*

Purchase Price: %

Price to Public: %

Time of Delivery and Time and Place:

Redemption Provisions, if any:

Initial Redemption Date[s]:

Additional Redemption Dates:

Initial Redemption Percentage:

Additional Redemption Percentage Reduction:

[Currency of denomination:]**

[Denominations:]**

[Currency of payment:]**

[Original Issue Discount Note:]

[Initial Accrual Period OID:]

[Other provisions:]
Exceptions, if any, to Section 4(i) of the Distribution Agreement:
The Applicable Time means [a.m./p.m.] (Eastern time) on      .
[Documents to be delivered:
The following documents referred to in the Distribution Agreement shall be delivered:
          [(1) The certificate referred to in Section 6(e);]
          [(2) The opinions referred to in Sections 6(b) and 6(c);]
          [(3) The accountants’ letters referred to in Section 6(d)(ii)]]

*	Applicable to Floating Rate Notes only.

**	Applicable to Foreign Currency Notes Only.

[AGENT]
By:
Its:

Accepted: KEYCORP
By:
[Title]

Annex to Terms Agreement
[ATTACH PRICING SUPPLEMENT/TERM SHEET]

EXHIBIT B
[Administrative Procedures]

EXHIBIT C
     Pursuant to Section 6(d) of the Distribution Agreement, the independent auditors shall furnish letters to the Agents to the effect that:
          (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published Securities Act Regulations.
          (2) In their opinion, the consolidated financial statements and any supplemental financial information or schedules audited by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the published rules and regulations thereunder.
          (3) On the basis of procedures referred to in such letter, including a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and reading the internal unaudited consolidated interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus to the date of the latest available internal interim financial data (which internal unaudited interim financial data, if any, will be attached to each such letter to the Agents); and making inquiries of officials of the Company responsible for financial and accounting matters (including inquiries with respect to whether the unaudited consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and inquiries of certain officials of the Company who have responsibility for financial and accounting matters whether the internal unaudited consolidated interim financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus), nothing caused them to believe that:
          (A) (i) any material modifications should be made to the unaudited consolidated financial statements included in any Quarterly Reports on Form 10-Q which are incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus (the “10-Q Financials”) for them to be in conformity with generally accepted accounting principles applicable to such financial statements and (ii) the 10-Q Financials do not comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations; or
          (B) the internal unaudited consolidated interim financial statements of the Company are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus; or
          (C) at the date of the latest available internal unaudited consolidated interim financial statements of the Company, there was any increase in consolidated long-term debt or any decrease in consolidated shareholders’ equity as compared with amounts shown in the latest balance sheet included or incorporated by reference in the General Disclosure Package and the Prospectus except in all instances for decreases that the General Disclosure Package and the Prospectus discloses have occurred or may occur or as may be set forth in such letter; or
          (D) for the period from the date of the latest balance sheet included or incorporated by reference in the General Disclosure Package and the Prospectus to the date of the latest available internal financial statements of the Company, there was any decrease, as compared with the corresponding period of the previous year, in consolidated net interest income, consolidated net interest income after provision for possible loan losses, consolidated income before taxes or in the total or per common share amounts of consolidated net income, except in all cases for changes or decreases that the General Disclosure Package and the Prospectus discloses have occurred or may occur or as may be set forth in such letter;
          (E) as of a specified date not more than five days prior to the date of delivery of such letter to the Agent(s), there was any increase in consolidated long-term debt or any decrease in consolidated shareholders’ equity as compared with the [amount shown in the latest balance sheet included or incorporated by reference in the General Disclosure Package and the Prospectus/amount shown in the latest internal unaudited consolidated interim financial statements], except for any decrease that the General Disclosure Package and the Prospectus discloses has occurred or may occur.
          (4) In addition to their examination referred to in their reports incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the procedures referred to in (3) above, (a) they have carried out certain other procedures, not constituting an audit, with respect to certain of the dollar amounts, percentages and other financial information (in each case to the extent that such dollar amounts, percentages and other financial information, either directly or by analysis or computation, are derived from the general accounting records of the Company and its subsidiaries) which are included or incorporated by reference in the General Disclosure Package and the Prospectus (other than those appearing in the audited financial statements included therein) and appear in the General Disclosure Package and the Prospectus or incorporated documents, as agreed to by officers of the Company and the Agents, and have found such dollar amounts, percentages and financial information to be in agreement with the general accounting records of the Company and its subsidiaries and (b) if any pro forma financial information is included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, they have carried out other procedures, not constituting an audit, with respect to such pro forma financial information and indicated the results thereof, if requested by the Agents and agreed to by officers of the Company.

EXHIBIT D
Form of Agent Accession and Confirmation Letter
To: KEYCORP

Re: U.S. Medium-Term Note Program
[Date]
          We refer to the Distribution Agreement dated June [     ], 2011 (as amended from time to time) in respect of the above-referenced program (the “Program”) between the Company and the Agents party thereto (which agreement, as amended from time to time, is herein referred to as the “Agreement”). Capitalized terms used herein shall have the meanings assigned to them in the Distribution Agreement.
          Conditions Precedent
          We have received:
•	a copy of the Agreement;

•	certificates pursuant to Section 6(e) of the Agreement;

•	legal opinions from counsel referred to in the Agreement pursuant to Section 6(b) and 6(c)thereof;

•	the comfort letters from the independent auditors referred to in the Agreement pursuant to Section 6(d)(ii) thereof; and

and have found them to our satisfaction. For the purpose of the Agreement, our Notice details are as follows:

Name:

Address:

Attn:

Facsimile Number:
     In consideration of the Bank appointing us as an Agent under Section 15 of the Agreement, we hereby acknowledge, for the benefit of the Bank and each of the other Agents, that we are bound by the terms and conditions of the Distribution Agreement and possess all the rights and obligations of an Agent thereunder.
     This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.
Very truly yours,
[NAME OF NEW AGENT]

     In accordance with Section 15 of the Agreement, the Company confirms it has taken all necessary action to ensure that, with effect from the date hereof, you shall become a party to the Agreement as an Agent under the Program, bound by the terms and conditions of the Agreement and possessing all the rights and obligations of an Agent thereunder.
Very truly yours,
For and on behalf of

KEYCORP
cc: The existing Agents
    Deutsche Bank Trust Company Americas, as Trustee